
GROM SOCIAL ENTERPRISES INC.
Florida Corporation
GROM SOCIAL, INC.
100% Owned
Florida Corporation
GROM EDUCATIONAL SERVICES, INC.
100% Owned
Florida Corporation
GROM NUTRITIONAL SERVICES, INC.
100% Owned
Florida Corporation
TD HOLDINGS LIMITED
100% Owned
Hong Kong Corporation
CURIOSITY INK MEDIA, LLC
80% Owned
Delaware Corporation
TOP DRAW ANIMATION HONG KONG LTD
100% Owned
Hong Kong Corporation
TOP DRAW ANIMATION, INC.
100% Owned
Philippines Corporation